EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139519 on Form S-8 of our report dated December 14, 2007, relating to the financial statements and financial statement schedule of Tutogen Medical, Inc., and the effectiveness of Tutogen Medical, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tutogen Medical, Inc. for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP

Orlando, Florida
December 14, 2007